EXHIBIT 10.1

AGREEMENT AND AMENDMENT

THIS AGREEMENT AND AMENDMENT ("Agreement") is dated as of August 31, 2017, by and between Geospatial Corporation, a Nevada corporation (the "Company"), and David M. Truitt, an individual resident of Virginia ("Purchaser").  The Company and the Purchaser are collectively referred to as the “Parties”.

RECITALS:

WHEREAS, the Company issued and sold to Purchaser a Secured Promissory Note dated April 2, 2015 in the principal amount of $1,000,000, which was amended pursuant to an Agreement and Amendment dated as of January 27, 2016 (as so amended, the “First Note”); and

WHEREAS, the Company issued and sold to Purchaser its Secured Promissory Note dated January 27, 2016 in the principal amount of $250,000.00 (the “Second Note”); and

WHEREAS, the Company issued and sold to the purchaser a Secured Promissory Note dated December 14, 2016 in the principal amount of $100,000 (the “Third Note”); and

WHEREAS, the First Note, the Second Note, and the Third Note (each a “Note”; collectively, the “Notes”) are secured by a first priority security interest in (i) all of the Company’s assets pursuant to the terms of a Security Agreement dated as of April 2, 2015 between the Company and Purchaser (the “Security Agreement”) and (ii) all of the assets of the Company’s wholly-owned subsidiary, Geospatial Mapping Systems, Inc. (“Mapping”) pursuant to the terms of a Security Agreement dated as of April 2, 2015 between Mapping and Purchaser (the “Mapping Security Agreement”); and

WHEREAS, the Company has incurred an “Event of Default” as defined under the terms of the Notes resulting from its failure to repay the notes on the due date of January 31, 2017; and

WHEREAS, Purchaser has agreed to extend the maturity date of each Note in consideration of the Company issuing to Purchaser warrants to purchase an aggregate of 20,000,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”).

NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations and warranties, covenants and agreements contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to the Notes.

(a)Section 2.1.  Section 2.1 of each Note is hereby amended in its entirety to read as follows:

2.1Maturity Date.  This Note will automatically mature and all unpaid principal and accrued and unpaid interest will be due and payable on the

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earlier of (a) June 1, 2018 (the “Maturity Date”), or (b) the occurrence of an Event of Default (as defined in Section 5).

(c) Section 5.1.  Section 5.1 of each Note is hereby amended in its entirety to read as follows:

5.1 Conversion.  The Holder shall have the right, at any time and from time to time, to convert the unpaid principal and accrued interest, if any, of this Note, in whole or in part, into shares of common stock, par value $ .001 per share, of the Company (“Common Stock” or “Conversion Shares”) at a price per share (the “Conversion Price”) equal to the higher of (a) $0.02, or (b) 75% of (i) if the Common Stock is then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), the average of the closing “bid” prices of the Common Stock on such exchange or system for the ten (10) trading days ending on the date of delivery to the Company of a Notice of Conversion in the form annexed hereto as Exhibit A, or (ii) if the Common Stock is then actively traded over-the-counter, the average of the closing bid prices for the ten (10) trading days ending on the date of delivery to the Company of a Notice of Conversion in the form annexed hereto as Exhibit A.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

2. Interest.  The Parties acknowledge that, subject to Section 4.2 of each Note, interest accrued on the unpaid principal amount of each Note at a fixed rate per annum of ten percent (10%) until January 31, 2017.  Subsequently, the Company accrued interest at the penalty rate provided in the Notes of twenty percent (20%) from January 31, 2017 to August 31, 2017.  The Parties agree that after August 31, 2017, interest shall accrue on the unpaid principal amount of the Notes at a fixed rate per annum of fifteen percent (15%) until each note is paid in full, unless there is another Event of Default, in which case the penalty rate of twenty percent (20%) shall apply as of any subsequent Event of Default as provided in Section 4.2 of each Note, as amended or modified.

3. Waiver of Event of Default.  The Parties acknowledge that the Company incurred an Event of Default upon its failure to repay the Notes on the due date of January 31, 2017, and accrued interest at the penalty rate of twenty percent (20%) from January 31, 2017 to August 31, 2017.  The Purchaser hereby waives this Event of Default commencing as of August 31, 2017.

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4. Issuance of Warrants.  Subject to the terms and conditions hereof, the Company hereby issues and delivers to Purchaser (i) a warrant to purchase 20,000,000 shares of Common Stock in the form attached hereto as Exhibit A (the “Warrant”).

5. Representations and Warranties of the Company. The Company represents to Purchaser, as of the date hereof, as follows:

(c) Organization and Standing. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to own and operate its properties and assets and to execute and deliver this Agreement and the Warrants.

(a) Authorization; Binding Obligation. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Warrants and the performance of all obligations of the Company hereunder and thereunder has been taken.  This Agreement and the Warrants constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

6. Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Company, as of the date hereof, as follows:

(c) Requisite Power and Authority.  All action on the part of Purchaser necessary for the authorization of this Agreement and the performance of all obligations of Purchaser hereunder has been taken.  This Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations.  Purchaser understands that the Note and the Warrant issued to Purchaser hereunder, and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have not been registered under the Securities Act of 1933, as amended (the "Securities Act").  Purchaser also understands that the Warrants are being issued pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement.

(c) Experience.  Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of his acquisition of the Warrants and the Warrant Shares and of protecting Purchaser's interests in connection therewith.

(d) Investment.  Purchaser is acquiring the Warrants and the Warrant Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

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(e) Information.  Purchaser has been furnished with all information which he deems necessary to evaluate the merits and risks of acquiring the Warrants and has had the opportunity to ask questions concerning the Warrants and the Company and all questions posed have been answered to his satisfaction. Purchaser has been given the opportunity to obtain any additional information he deems necessary to verify the accuracy of any information obtained concerning the Warrants and the Company.

(f) Accredited Investor.  Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

7. Registration Rights.

(c) Definitions.  As used in this Section 6 and unless the context requires a different meaning, the following terms have the meanings indicated:

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

“Registration Expenses” means all expenses incurred by the Company in complying with this Section 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

“Selling Expenses” means all underwriting discounts and broker commissions applicable to the sale.

(a) Piggyback Registration.  The Company shall notify Purchaser in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will afford Purchaser an opportunity to include in such registration statement all or part of the Warrant Shares held by Purchaser on terms and conditions at least as favorable as those applicable to the securities to be sold by the Company and by any other person thereunder.  Purchaser desires to include in any such registration statement all or any part of the Warrant Shares he shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing.  If Purchaser decides not to include some or all of his Warrant Shares in any registration statement thereafter filed by the Company or decides to withdraw his Registrable Shares from any underwriting or registration pursuant to Section 6(b)(i), Purchaser shall nevertheless continue to have the right to include any Warrant Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(i) Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6(b) prior to the effectiveness of such registration whether or not Purchaser has elected to include Warrant Shares in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6(b) hereof.

(g) Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 6(b) herein shall be borne by the Company.  All Selling Expenses applicable to Warrant Shares sold by Purchaser incurred in connection with any registrations hereunder shall be borne by Purchaser.

8. Confirmations.   The Company confirms that the Notes, as amended hereby, remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Agreement and the security interests granted pursuant to the Security Agreement and the Mapping Security Agreement shall continue unimpaired by this Agreement and in full force and effect, and nothing in this Agreement shall alter the priority of any such lien, security interest, mortgage, guarantee or pledge.

9. No Other Changes.  Except as modified by this Agreement, each of the Notes, the Security Agreement and the Mapping Security Agreement shall remain in full force and effect and is hereby in all respects ratified and confirmed.

10. Miscellaneous.

(c) Governing Law; Arbitration. This Agreement and the Notes shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.  Any dispute or claim arising to or in any way related to this Agreement or the Notes or the rights and obligations of each of the parties hereto shall be settled by binding arbitration in Pittsburgh, Pennsylvania.  All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA").  AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(h) Indemnification.  In consideration of Purchaser’s execution and delivery of this Agreement and acquisition the Warrants hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Purchaser from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether Purchaser is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Purchaser as a result of, or arising out of, or relating to (a) any material misrepresentation by Company or any material breach of any covenant, agreement, obligation, representation or

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warranty by the Company contained in this Agreement, or (b) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Successors and Assigns.   This Agreement may not be assigned, conveyed or transferred by either party without the prior written consent of the other party.  Subject to the foregoing, the rights and obligations of the Company and Purchaser under this Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.  The terms and provisions of this Agreement are for the sole benefit of the parties hereto and thereto and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

(i) Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Amendment or Waiver.  This Agreement, the Notes, the Warrants and the Security Agreement may be amended, and any term or provision of this Agreement, the Notes and the Warrants may be waived, (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and Purchaser.

(k) Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, including, with respect to Purchaser, upon delivery by electronic mail to Purchaser's e-mail address; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the address or facsimile number set forth on such party's signature page hereof or at such other address as the Company or Purchaser may designate by 10 days' advance written notice to the other parties hereto.

(l) Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Warrants.

(m) Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(n) Counterparts.  This Agreement may be executed in any number of counterparts (and by facsimile or .PDF), each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement and Amendment as of the date set forth in the first paragraph hereof.

COMPANY:

GEOSPATIAL CORPORATION

By: _/s/ Mark Smith_____________

       Mark Smith

       Chief Executive Officer

Address:

229 Howes Run Road

Sarver, PA 16055

PURCHASER:

_/s/ David M. Truitt_____________

David M. Truitt

Address:

Discover Technologies, LLC

13241 Woodland Park Road Suite 610 Herndon, VA 20171 United States

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EXHIBIT A

FORM OF WARRANT

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NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Warrant Issue Date: August 31, 2017

COMMON STOCK PURCHASE WARRANT

For value received, Geospatial Corporation (the "Company"), a Nevada corporation, hereby certifies that David M. Truitt (the "Holder") or its permitted assign(s) is entitled to purchase from the Company, at any time or from time to time during the Exercise Period (as defined below), in whole or in part, 20,000,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock" or “Warrant Shares”) at a price of $0.01 per share (the “Exercise Price”).  This Warrant is issued pursuant to that certain Agreement and Amendment dated as of August 31, 2017, by and between the Company and the Holder (the "Agreement").  This Warrant is subject to the terms of the Agreement and the following additional terms and conditions.

1.Certain Definitions.

(a)"Change in Control" means any sale of capital stock of the Company or consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such sale, consolidation, merger or reorganization, do not hold at least a majority of the resulting or surviving corporation's voting power immediately after such consolidation, merger or reorganization, or the sale, lease, or other disposition of all or substantially all of the assets of the Company.

(b)"Exercise Period" means the period commencing on the date of this Warrant and ending on 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the fifth anniversary of the date of this Warrant.

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2.Exercise of Warrant.

(a)The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by delivery of the form of Notice of Exercise attached hereto as Annex A (the “Notice of Exercise”) duly completed and executed by the Holder by e-mail or facsimile, to the Company at its principal executive office.  The Holder shall deliver to the Company payment in cash, in lawful money of the United States of America, including by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, of an amount equal to the Exercise Price multiplied by the number of shares of Common being purchased pursuant to such exercise of the Warrant within two (2) business days of delivery of the Notice of Exercise.  The number of shares of Common Stock to be issued upon each exercise of this Warrant shall be as set forth in the Notice of Exercise delivered to the Company by the Holder; provided that the Notice of Exercise is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such exercise date.

(b)This Warrant may be exercised for less than the full number of shares of Common Stock calculated above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Common Stock.  Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Common Stock as to which rights have not been exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee.

(c)As soon as practicable after the exercise of this Warrant and in any event within ten (10) business days after the Exercise Price is paid as set forth above for an exercise for cash, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 3(d) hereof.  The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

(d)Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

(e)In the event that the Company proposes to engage in a Change in

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Control, it shall give the Holder written notice of its intention not less than ten (10) days prior to the date of the proposed closing of such transaction.  The notice shall describe the material terms and conditions upon which the Company proposes to consummate such transaction.

3.Adjustments.

(a)Adjustments Generally.  The Exercise Price shall be subject to adjustment from time to time in accordance with this Section 3.  Upon each adjustment of the Exercise Price pursuant to Section 3(b) and 3(c), the Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock determined by (i) multiplying (A) the Exercise Price in effect immediately prior to such adjustment by (B) the number of shares of Common Stock issuable upon exercise hereof immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment; provided that no such adjustments shall be made in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant if the conversion ratio of the Common Stock already reflects such event.

(b)Subdivisions, Stock Dividends and Recapitalizations.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including, without limitation, through any stock split effected by means of a dividend on the Common Stock which is payable in Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, unless the conversion ratio of such Common Stock already reflects such event.

(c)Reorganization, Reclassification, Consolidation, Merger or Sale of Assets.  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of a significant amount of assets to another corporation shall be effected in such a way that (i) does not constitute a Change in Control, and (ii) holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale.  The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  In all events,

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appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(d)Fractional Shares.  The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof.  If any fraction of a share of Common Stock would, except for the provisions of this Section 3(d), be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest onehundredth (1/100) of a share, to be computed on the basis of the fair market value per share as determined in good faith by the Board of Directors of the Company.

(e)Certificate as to Adjustments.  Whenever the Exercise Price shall be adjusted as provided in Section 3 hereof, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

4.Reservation of Stock Issuable on Exercise of Warrants.  The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants.  All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 6(a) hereof and the Agreements to which reference is made in Section 6(c) hereof.

5.Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

6.Negotiability.  This Warrant is issued upon the following terms:

(a)Transfer.  By acceptance hereof, the Holder acknowledges and agrees that the Holder is acquiring the Warrant and the shares of Common Stock issuable upon exercise hereof for investment for its own account, not as a nominee or agent, and not

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with a view to, or for resale in connection with, any distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b)Subject to compliance with clause (e) of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the Company. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 6 shall be paid by the Company.

(c)Agreements.  As a condition to the Company's obligation to issue shares of Common Stock upon exercise hereof, the Holder shall execute the Notice of Exercise attached hereto as Annex A.

(d)Transfer Taxes.  The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

(e)Compliance with Securities Laws.  The Holder, by acceptance hereof, acknowledges that this Warrant, the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant, any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

7.Subdivision of Rights.  Subject to Section 6, this Warrant (as well as any new Warrants issued pursuant to the provisions of this Section 7) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

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8.Miscellaneous.

(a)Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, e-mail, mail or personal delivery and shall be effective upon delivery of such notice.  The addresses for such communications shall be to the addresses as shown on the books of the Company or to the Company at the address set forth in the Agreement.  A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 8(a).

(b)Books of the Company.  The Company may treat the holder hereof as appearing on the Company's books at any time as the holder for all purposes.

(c)Headings.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

(d)Amendment; Waiver.  This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.  No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(e)Benefits of this Warrant. Nothing in this Warrant shall be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of the Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer, as of the date first above written.

Geospatial Corporation

By:_________________________

Mark Smith

Chief Executive Officer

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ANNEX A

NOTICE OF EXERCISE

To:GEOSPATIAL CORPORATION

(1)The undersigned hereby elects to exercise the attached Warrant (i) for and to purchase thereunder, ______ shares of Common Stock, and herewith makes payment therefor of $_______ .

(2)Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________
(Name)

_______________________________
(Address)
_______________________________

(3)Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Dated:___________________

(Name)

_________________________________

(Signature)

_________________________________

(Address)

Dated:

______________________________
(Signature)

{S0923383.1}

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to _______________________________________________ whose address is

Dated:  ______________

Holder’s Signature:_____________________________

Holder’s Address:_____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

{S0961356.1}